FOR Immediate Release

American Realty Capital Trust Files Investor Presentation

ARCT’s Board of Directors Urges all Stockholders to Vote 'For'

Proposed ARCT-Realty Income Transaction

NEW YORK, December 12, 2012 -- American Realty Capital Trust, Inc., (NASDAQ: ARCT) ("ARCT" or the "Company") today announced that it has filed an investor presentation with the Securities and Exchange

Commission (“SEC”) in connection with the Special Meeting of Stockholders scheduled for January 16, 2013. At the Special Meeting, ARCT stockholders of record as of December 6, 2012, will be entitled to consider and vote on the proposal to approve the merger and the other transactions contemplated by the merger agreement providing for the acquisition of ARCT by Realty Income Corporation (NYSE: O).

As detailed in the Company’s proxy materials, the ARCT board of directors has concluded that the proposed merger with Realty Income is in the best interests of the Company and its stockholders and unanimously recommends ARCT stockholders vote FOR the proposal to approve the merger.

The presentation is available on the SEC’s website at www.sec.gov and on the Company’s website at http://ir.arctreit.com. The presentation details the benefits ARCT stockholders will receive as a result of the proposed merger with Realty Income. Highlights include:

•	Premium Valuation: Realty Income is valuing ARCT’s assets at a significantly higher price that represents an exceptional cap rate that is lower than ARCT’s cost basis. This represents the lowest cap rate of similar net lease REIT transactions.
o	On September 5, 2012, the offer value implied a weighted average capitalization rate for ARCT’s assets of 6.1% GAAP cap rate, or 5.9% based on current cash rents. This is significantly below the weighted average capitalization rate of 8.2% paid by ARCT for its assets as well as the weighted average capitalization rates of similar transactions, which range from 7.1% - 8.25%.
o	In addition, the 15.7x forward EBITDA multiple represents the second highest amongst similar REIT transactions.

•	Ideal Strategic Buyer: Realty Income represents the ideal strategic buyer given their business focus, size and scale, investment grade balance sheet / cost of capital and share liquidity. As part of Realty Income, ARCT stockholders will benefit from:
o	The strength and stability that comes from the scale and diversity of the combined portfolio, in particular the $7 million reduction in overhead to service ARCT’s properties; and

o	The value that is unlocked by the lower cost of capital and risk reduction that comes from being able to better match the maturity of the debt with the duration of the leases.

•	Comprehensive Strategic Process: ARCT undertook a comprehensive process to evaluate strategic alternatives to create stockholder value, which concluded that the transaction with Realty Income is superior to other available alternatives, including the status quo. This evaluation began in April 2011. Through this process, with the assistance of Goldman, Sachs & Co., the Company’s financial advisor, a number of strategic options were evaluated thoroughly.
o	Importantly, since announcement of the transaction, no third party has approached ARCT or its advisors with an alternative transaction or with a request for information despite low break fee of approximately 1.7% of transaction value.

•	Management’s Interests Firmly Aligned with Stockholders: Pro forma for the transaction, ARCT management will own ~$45 million of equity in Realty Income, including over $25 million of existing equity in ARCT.
o	In addition, as part of the merger agreement, ARCT management agreed to reduce its total compensation and capped its potential financial upside.

•	Future Growth Opportunities and Value Creation: Realty Income’s experienced management team has a successful track record of driving dividend growth and producing enhanced stockholder returns. The combined company will be significantly larger and financially stronger than ARCT as a stand-alone company or than its competitors, and will have one of the lowest costs of capital in a sector where low cost capital creates competitive advantage.
o	The combined company’s cost of capital advantage positions it to grow earnings while increasing dividends.
o	The combined company’s greater scale and balance sheet strength will facilitate the execution of large transactions through improved access to capital, further enhancing the Company’s ability to realize value in the relatively fragmented net lease real estate market.
o	As a result of the merger, ARCT stockholders stand to benefit from greater risk adjusted returns due to the enhanced stability and diversity of the combined property portfolio.

ARCT urges all stockholders to vote FOR the Realty Income transaction today. The vote of ARCT stockholders is extremely important, no matter how many shares they own. The affirmative vote of holders of a majority of ARCT’s outstanding shares is required to approve the merger and the other transactions contemplated by the merger agreement.

Stockholders can vote FOR the proposal to approve the merger by telephone, by Internet or by signing, dating and returning the WHITE proxy card. If ARCT stockholders have any questions or need assistance voting their shares, please call the Company’s proxy solicitor, D.F. King & Co., Inc., toll free at 1-800-714-3305.

About the Company

American Realty Capital Trust, Inc., a publicly traded Maryland corporation listed on The NASDAQ Global Select Market under the trading symbol "ARCT", is a leading self-administered real estate company that owns and acquires single tenant free standing commercial real estate properties that are primarily net leased on a long-term basis to investment grade rated and other creditworthy tenants. Additional information about the Company can be found on the Company's website at www.arctreit.com.

Additional Information and Where to Find It

In connection with the proposed merger, the Company and Realty have filed a definitive proxy statement with the SEC on December 6, 2012 and commenced mailing the definitive proxy statement and a form of proxy to the stockholders of the Company. BEFORE MAKING ANY VOTING DECISION, INVESTORS ARE URGED TO READ THE DEFINITIVE PROXY STATEMENT REGARDING THE PROPOSED MERGER CAREFULLY AND IN ITS ENTIRETY BECAUSE THE PROXY STATEMENT CONTAINS IMPORTANT INFORMATION ABOUT THE PROPOSED MERGER. Investors will be able to obtain, without charge, a copy of the definitive proxy statement and other relevant documents filed with the SEC from the SEC’s website at http://www.sec.gov. Copies of the documents filed by the Company with the SEC are also available free of charge on the Company’s website at http://ir.arctreit.com, and copies of the documents filed by Realty with the SEC are available free of charge on Realty’s website at http://www.realtyincome.com.

Participants in Solicitation

The Company, Realty and their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from the Company’s and Realty’s stockholders in respect of the proposed merger. Information regarding the Company’s directors and executive officers can be found in the Company’s definitive proxy statement filed with the SEC on May 21, 2012. Information regarding Realty’s directors and executive officers can be found in Realty’s definitive proxy statement filed with the SEC on March 30, 2012. Stockholders may obtain additional information regarding the interests of the Company and its directors and executive officers in the proposed merger, which may be different than those of the Company’s stockholders generally, by reading the definitive proxy statement filed in connection with the proposed merger with the SEC on December 6, 2012 and other relevant documents regarding the proposed merger filed with the SEC. These documents are available free of charge on the SEC’s website and from the Company or Realty, as applicable, using the sources indicated above.

Forward-Looking Statements

Information set forth herein (including information included or incorporated by reference herein) contains “forward-looking statements” (as defined in Section 21E of the Securities Exchange Act of 1934, as amended), which reflect the Company’s and Realty’s expectations regarding future events. The forward-looking statements involve a number of risks, uncertainties and other factors that could cause actual results to differ materially from those contained in the forward-looking statements. Such forward-looking statements include, but are not limited to whether and when the transactions contemplated by the merger agreement will be consummated, the new combined company’s plans, market and other expectations, objectives, intentions and other statements that are not historical facts.

The following additional factors, among others, could cause actual results to differ from those set forth in the forward-looking statements: the ability to obtain regulatory approvals for the transaction and the approval of the merger agreement by the stockholders of both parties; unexpected costs or unexpected liabilities that may arise from the transaction, whether or not consummated; the inability to retain key personnel; continuation or deterioration of current market conditions; future regulatory or legislative actions that could adversely affect the companies; and the business plans of the customers of the respective parties. Additional factors that may affect future results are contained in the Company’s and Realty’s filings with the SEC, which are available at the SEC’s website at www.sec.gov. The Company and Realty disclaim any obligation to update and revise statements contained in these materials based on new information or otherwise.

CONTACTS:

Brian D. Jones

CFO & Treasurer

American Realty Capital Trust, Inc.

646-937-6900

Investors:

Thomas Germinario / Richard Grubaugh

D.F. King & Co., Inc.

(212) 269-5550

Media:

Averell Withers / Jamie Moser / Matthew Sherman

Joele Frank, Wilkinson Brimmer Katcher

(212) 355-4449